UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 14, 2005


                               SWISS MEDICA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    000-09489                98-0355519
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)


                  53 Yonge Street, 3rd Floor                    M5E 1J3
                   Toronto, Ontario, Canada
           (Address of principal executive offices)           (Zip Code)

            Registrant's telephone number, including area code (416) 868-0202

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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This Form 8-K and other reports filed by Swiss Medica, Inc. (the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Note and Warrant Purchase Agreement dated as of October 28, 2005 by and between the Registrant and Strategic Equity Fund, LP ("Purchaser"), the Company issued and sold a secured promissory note ("Note") in the principal amount of $660,000 CAD ($560,000 USD) to Purchaser on November 2, 2005 that pays interest at a rate of 2% per month. The Note is secured by the Registrant's personal property presently and hereafter owned, subject to current security interests. The Note is due and payable on April 28, 2006. In addition, the Registrant issued to Purchaser warrants ("Warrants") to purchase 50,000 shares of its common stock at $0.20 per share that expire on the fifth anniversary of the issuance date, and 150,000 shares of its common stock ("Common Stock").

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      (a)   Disclosure of direct financial obligation.

            (1) On November 1, 2005, the Registrant became obligated to pay Purchaser amounts due under a 2% per month secured note in the principal amount of $660,000 CAD ($560,000 USD) due April 28, 2006. The details of this Note are described in Item 1.01 listed above.

            (2)   The  principal  amount of the Note is $660,000  CAD  ($560,000
                  USD) and interest accrues at 2% per month. The Note may be prepaid at any time. Interest payments of $13,200 CAD ($11,000
                  USD) shall accrue each month. If the Registrant fails to make any payment as provided herein and such failure continues for a period of 10 days after receipt of notice of default, then the Purchaser may accelerate all payment obligations due under the Note.

            (3) Under an amendment to a Security Agreement dated October 28, 2005, the Note is secured by the personal property, presently and hereafter acquired, including without limitation, accounts, inventory and receivables, subject to the Registrant's pre-existing security interests, subject to prior security interests. Other material provisions of the Note are set forth under Item 1.01.

      (b)   Off-Balance Sheet Arrangement: None

Item 3.02 Unregistered Sale of Equity Securities.

The Company issued the Note, Common Stock and Warrants described under Item 1.01 to the Purchaser on November 1, 2005. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933.


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Item 5.03 Amendments to Certificate of Incorporation or Bylaws

      Pursuant to a shareholder's consent (14C) filed on August 26, 2005, the Registrant filed on October 14, 2005 an amendment to its Certificate of Incorporation to (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 to 200,000,000, (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 to 5,000,000 and (3) to leave the authorized number of shares of preferred stock unchanged at 10,000,000, such that the total number of authorized shares of the Corporation's capital stock is increased from 160,000,000 to 215,000,000.

Item 8.01 Other Events.

      On October 21, 2005, Thomas Quinn, Executive Vice President, US Operations, ceased to be an employee of the Registrant. Mr. Quinn's responsibilities have been jointly assumed by Grant Johnson, the Registrant's President, and Wendy Kramer, the Registrant's Vice President.

Item 9. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable

(c) Shell Company Transactions

Not applicable

(d) Exhibits.

Exh. No.    Description
--------    -----------

10.1. Note and Warrant Purchase Agreement by and between Registrant and Strategic Equity Corp. dated October 28, 2005

10.2.       Form of Secured Note

10.3.       Form of Warrant

10.4. Security Agreement Amendment No. 3 by and between Registrant and Strategic Equity Corp. dated October 28, 2005


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SWISS MEDICA, INC.
                                           (Registrant)

Date: November 7, 2005
                                        /s/ Bruce Fairbairn
                                        ----------------------------------
                                        Bruce Fairbairn, Chief Financial Officer